      As Filed with the Securities and Exchange Commission on July 1, 1996
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             OASIS RESIDENTIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEVADA                                               88-0297457
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                              4041 EAST SUNSET ROAD
                             HENDERSON, NEVADA 89014
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                                ----------------

                             OASIS RESIDENTIAL, INC.
                             401(K) RETIREMENT PLAN

                            (Full title of the plan)

                                ---------------

    ALLAN O. HUNTER, JR.                               COPY TO:
  Executive Vice President,                      JEFFREY T. PERO, ESQ.
   Secretary and Director                          LATHAM & WATKINS
   OASIS RESIDENTIAL, INC.              650 TOWN CENTER DRIVE, TWENTIETH FLOOR
    4041 East Sunset Road                    COSTA MESA, CALIFORNIA 92626
   Henderson, Nevada 89014                          (714) 540-1235
       (702) 435-9800

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ----------------

- --------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------
                                                                         PROPOSED
                                                    PROPOSED             MAXIMUM
                              AMOUNT                 MAXIMUM            AGGREGATE             AMOUNT OF
  TITLE OF SECURITIES          TO BE             OFFERING PRICE          OFFERING           REGISTRATION
    TO BE REGISTERED        REGISTERED            PER SHARE (1)         PRICE (1)               FEE
- --------------------------------------------------------------------------------------------------------
Common Stock ............      20,000               $21.813             $436,260                $151
- --------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price is the average of the high and low sales price of the Common Stock in the over-the-countermarket, as reported on the New York Stock Exchange, on June 27, 1996 (which were $22.00 and $21.625, respectively).

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

================================================================================

                             EXHIBIT INDEX ON PAGE 7

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents filed with the Commission are incorporated herein by reference:

                      (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed by Oasis Residential, Inc. (the "Company") with the Commission.

                      (b) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed by Oasis Residential, Inc. (the "Company") with the Commission.

                      (c) The description of the Common Stock contained in the Amendment No. 3 to Form S-11 Registration Statement (File No. 33-79564) dated July 18, 1994, including any subsequently filed amendments and reports updating such description.

                      (d) Annual Report on Form 11-K of the Oasis Residential, Inc. 401(k) Retirement Plan, for the plan year ended December 31, 1996, filed June 28, 1996.

           In addition to the foregoing documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Subsection 1 of Section 78.751 of the Nevada Revised Statues - Chapter 78 Private Corporations (the "Nevada Law") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

           Subsection 2 of Section 78.751 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

           Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (1) and (2) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 78.751 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.751.

           Article IX of the Articles of Incorporation of the Registrant provides for indemnification of its officers and directors, substantially identical in scope to that permitted under Section 78.751 of the Nevada Law. The Bylaws provide, pursuant to Subsection 2 of Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation.

           The Company has entered into indemnification agreements with certain of its directors and officers that require the Company to indemnify such directors and officers to the fullest extent permitted by applicable provisions of Nevada Law, provided that any settlement of a third party action against a director or officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of section 16(b) of the Exchange Act and similar laws.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not applicable.

ITEM 8.    EXHIBITS

           See Index to Exhibits on page 7.

ITEM 9.    UNDERTAKINGS

           (a)   The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) to include any prospectus required by Section
                 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                         (ii) to reflect in the prospectus any facts or events
                 arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) to include any material information with respect
                 to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on this 28th day of June, 1996.


                                  OASIS RESIDENTIAL, INC.
                                  a Nevada corporation


                                  By:  /s/ Robert V. Jones
                                       -----------------------------------------
                                       Robert V. Jones
                                       Chairman of the Board of Directors
                                       and Chief Executive Officer

                                POWER OF ATTORNEY

                  Each person whose signature appears below hereby authorizes and appoints Robert V. Jones, Scott S. Ingraham and Allan O. Hunter, Jr., as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                               TITLE                                 DATE
/s/ Robert V. Jones                  Chairman of the Board of Directors             June 28, 1996
- ------------------------------       and Chief Executive Officer
Robert V. Jones


/s/ Scott S. Ingraham                President, Chief Financial Officer and         June 28, 1996
- ------------------------------       Director
Scott S. Ingraham


/s/ Allan O. Hunter, Jr.             Executive Vice President, Secretary            June 28, 1996
- ------------------------------       and Director
Allan O. Hunter, Jr.


/s/ Walter B. Eeds                   Executive Vice President and Director          June 28, 1996
- ------------------------------
Walter B. Eeds


/s/ Alvin R. Garraway                Vice President, Controller and                 June 28, 1996
- ------------------------------       Treasurer
Alvin R. Garraway


/s/ John M. Galvin                   Director                                       June 28, 1996
- ------------------------------
John M. Galvin


/s/ Kenny C. Guinn                   Director                                       June 28, 1996
- ------------------------------
Kenny C. Guinn


/s/ Edward R. Muller                 Director                                       June 28, 1996
- ------------------------------
Edward R. Muller


/s/ Peter L. Rhein                   Director                                       June 28, 1996
- ------------------------------
Peter L. Rhein


/s/ Robert H. Smith                  Director                                       June 28, 1996
- ------------------------------
Robert H. Smith

                               INDEX TO EXHIBITS

EXHIBIT
- -------

4.1      The Oasis Residential, Inc. 401(k) Retirement Plan

4.2 Articles of Incorporation. Incorporated herein by reference to the Company's Annual Report on Form 10-K for the period ended December 31, 1995.

4.3      By-Laws.  Incorporated herein by reference to the Company's
         Annual Report on Form 10-K for the period ended December 31, 1995.

5.1      Opinion of Herbert L. Waldman, Esq.

23.1     Consent of Herbert L. Waldman, Esq. (included in Exhibit 5.1).

23.2     Consent of Coopers & Lybrand LLP.

23.3     Consent of Coopers & Lybrand LLP.

24 Power of Attorney (included on the signature page to this Registration Statement).